Exhibit 99.1

NEWS RELEASE

Contact: Mendy Marsh, CFO Phone Number: (210)308-8267

www.globalscape.com/company/contact.asp

GlobalSCAPE Enhances Channel Distribution in the UK and Ireland

SAN ANTONIO, TEXAS, October 8, 2008– GlobalSCAPE, Inc. (AMEX: GSB), GlobalSCAPE (AMEX: GSB) today announced that it has established QBS Distribution as a channel partner to enhance distribution of GlobalSCAPE’s market-leading secure file transfer software in the UK and Ireland.  The entire GlobalSCAPE product line will be available through QBS Distribution.

In addition to managing the distribution of CuteFTP® and SecureFTP®, QBS Distribution will raise the profile of GlobalSCAPE’s Enhanced File Transfer (EFT) Server and Wide Area File Services (WAFS) products by leveraging its extensive existing relationships with major account resellers. Resellers and customers can now obtain first line technical support locally through QBS Distribution.

“We are delighted with the opportunity to help such a respected software vendor build its business in our territory,” commented Skye Quin, Sales Director of QBS Distribution. “We are ideally placed to help resellers throughout the UK and Ireland service their customers to a very high standard with the GlobalSCAPE portfolio.”

Establishment of the QBS Distribution relationship demonstrates GlobalSCAPE’s continuing ability to increase international market share.  The announcement comes less than two weeks after GlobalSCAPE’s release of localized versions of CuteFTP®. “GlobalSCAPE is committed to our resellers, and distributor channels are a key component of our growth,” according to Jeff Gehring, GlobalSCAPE’s Vice President of Sales and Marketing. “Our strategy is to team with premier distributors to drive market presence and growth in key international market segments. We have selected QBS Distribution in the UK market because of their strong reseller network, excellent marketing resources, and commitment to promote and maintain the reputation of the GlobalSCAPE brand.”

QBS Distribution invites interested resellers to contact Viral (VIL) Vora at +44 (0) 20 8733 7134 or e-mail viral@qbsd.co.uk.

About GlobalSCAPE

GlobalSCAPE, a provider of Global Managed File Transfer (MFT) solutions and wide-area file services (WAFS) technologies, delivers a modular approach to solving the enterprise challenges of security, bandwidth, latency and regulatory compliance. GlobalSCAPE’s products securely and efficiently move files such as financial data, medical records, customer files, intellectual property, and other sensitive documents of any size between supply chain partners and branch offices. GlobalSCAPE’s products are used by mid-sized and large enterprise companies, including virtually all of the Fortune 100, leading technology, banking, healthcare, and public sector organizations. Headquartered in San Antonio, TX. GlobalSCAPE is also the developer of CuteFTP, the most popular file transfer protocol application on the market. For more information on our risk-free purchase options, visit www.globalscape.com or call 800-290-5054 (US) or 210-308-8267 (international).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2007 calendar year, filed on March 26, 2008 with the Securities and Exchange Commission.